As filed with the Securities and Exchange Commission on April 16, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
_______________________
Employers Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_______________________

NEVADA	04-3850065
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada 89521
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)
_______________________
Employers Holdings, Inc. Equity and Incentive Plan
(Full Title of the Plan)
_______________________
Lenard T. Ormsby, Esq. Executive Vice President, Chief Legal Officer and General Counsel Employers Holdings, Inc. 9790 Gateway Drive Reno, Nevada 89521 (888) 682-6671
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
_______________________
Copies to:
Susan J. Sutherland, Esq. Robert J. Sullivan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000
_______________________

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share...	682,963 shares	$19.88	$13,577,304.44	$416.82

(1) This Registration Statement shall also cover any additional shares of common stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Employers Holdings, Inc. as reported on the New York Stock Exchange on April 13, 2007.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8 to register 682,963 additional shares of common stock to be offered pursuant to the Employers Holdings, Inc. Equity and Incentive Plan (the “Plan”). A total of 922,875 shares of common stock were previously registered under the Plan under a registration statement on Form S-8 (File No. 333-140395), filed with the Securities and Exchange Commission on February 1, 2007, which is currently effective and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on this 16th day of April, 2007.

EMPLOYERS HOLDINGS, INC.
By:	/s/ Douglas D. Dirks
Douglas D. Dirks President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas D. Dirks, William E. Yocke and Lenard T. Ormsby, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Kolesar	Chairman of the Board	April 16, 2007
Robert J. Kolesar

/s/ Douglas D. Dirks	President and Chief Executive Officer, Director (Principal Executive Officer)	April 16, 2007
Douglas D. Dirks

/s/ William E. Yocke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2007
William E. Yocke

/s/ Richard W. Blakey	Director	April 16, 2007
Richard W. Blakey

/s/ Valerie R. Glenn	Director	April 16, 2007
Valerie R. Glenn

/s/ Rose E. McKinney-James	Director	April 16, 2007
Rose E. McKinney-James

/s/ Ronald F. Mosher	Director	April 16, 2007
Ronald F. Mosher

/s/ Katherine W. Ong	Director	April 16, 2007
Katherine W. Ong

/s/ Michael D. Rumbolz	Director	April 16, 2007
Michael D. Rumbolz

/s/ John P. Sande, III	Director	April 16, 2007
John P. Sande, III

/s/ Martin J. Welch	Director	April 16, 2007
Martin J. Welch

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Lionel Sawyer & Collins
23.1	Consent of Lionel Sawyer & Collins (included in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Towers, Perrin, Forster & Crosby, Inc.
24.1	Powers of Attorney (reference is made to the signature page hereto)